Exhibit 4.1

Execution Version

MARTIN MIDSTREAM PARTNERS L.P.

MARTIN MIDSTREAM FINANCE CORP.

and

the Guarantors named herein

7 1/4% SENIOR NOTES DUE 2021

FIFTH SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 11, 2020

WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Trustee

THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of August 11, 2020 (this “Fifth Supplemental Indenture”), is among Martin Midstream Partners L.P., a Delaware limited partnership (the “Company”), Martin Midstream Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of February 11, 2013 (as previously amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture referred to below, the “Indenture”), pursuant to which the Company has issued $250,000,000 in the aggregate principal amount of 7 1/4% Senior Notes due 2021 (the “Original Notes”) and has issued $150,000,000 in the aggregate principal amount of additional 7 1/4% Senior Notes due 2021 (the “Additional Notes”, and together with the Original Notes, the “Notes”);

WHEREAS, the Issuers, the Guarantors identified on the signature page thereto, and the Trustee entered into the First Supplemental Indenture, dated as of July 21, 2014, pursuant to which the Company added Martin Midstream NGL Holdings, LLC and Martin Midstream NGL Holdings II, LLC, each a Delaware limited liability company, as guarantors;

WHEREAS, the Issuers, the Guarantors identified on the signature page thereto, and the Trustee entered into the Second Supplemental Indenture, dated as of September 30, 2014, pursuant to which the Company added Cardinal Gas Storage Partners LLC (“Cardinal”), Perryville Gas Storage Partners LLC, Arcadia Gas Storage Partners LLC, Cadeville Gas Storage Partners LLC and Monroe Gas Storage Company, LLC, each a Delaware limited liability company, as guarantors;

WHEREAS, the Issuers, the Guarantors identified on the signature page thereto, and the Trustee entered into the Third Supplemental Indenture, dated as of October 27, 2014, pursuant to which the surviving entity of the merger between Cardinal and Redbird Gas Storage LLC (together with Cardinal, the “Merging Guarantors”) unconditionally assumed all of the obligations of the Merging Guarantors (such surviving entity having been renamed “Cardinal Gas Storage Partners LLC”);

WHEREAS, Cardinal Gas Storage Partners LLC changed its name to “Redbird Gas Storage LLC” pursuant to a Certificate of Amendment to the Certificate of Formation of Cardinal Gas Storage Partners LLC, dated January 20, 2020;

WHEREAS, on September 14, 2018, each of Martin Midstream NGL Holdings, LLC and Martin Midstream NGL Holdings II, LLC was dissolved in compliance with Section 4.14 of the Indenture; and, thereupon, in accordance with Section 10.4(5) of the Indenture, such entity ceased to be a Guarantor under the Indenture;

WHEREAS, the Issuers, the Guarantors identified on the signature page thereto, and the Trustee entered into the Fourth Supplemental Indenture, dated as of January 18, 2019, pursuant to which the Company added Martin Transport, Inc., a Delaware corporation, as a guarantor;

WHEREAS, on April 4, 2019, MOP Midstream Holdings LLC was dissolved in compliance with Section 4.14 of the Indenture; and, thereupon, in accordance with Section 10.4(5) of the Indenture, such entity ceased to be a Guarantor under the Indenture;

WHEREAS, on or about June 28, 2019, the Company sold all of its Capital Stock in each of Perryville Gas Storage Partners LLC, Arcadia Gas Storage Partners LLC, Cadeville Gas Storage Partners LLC and Monroe Gas Storage Company, LLC to a Person that is not a Restricted Subsidiary of the Company in compliance with Section 4.10 of the Indenture; and, thereupon, in accordance with Section 10.4(2) of the Indenture, each of such entities ceased to be a Guarantor under the Indenture;

WHEREAS, for purposes of determining withholding taxes imposed under Sections 1471 through 1474 of the Code, as of the date of this Fifth Supplemental Indenture (or any amended or successor version that is substantially similar), and any current or future regulations or official interpretations thereof, and taking into account this Fifth Supplemental Indenture, the Issuers and the Trustee will take the position that this Fifth Supplemental Indenture has not resulted in a material modification of the Notes;

WHEREAS, Section 9.02 of the Indenture provides, among other things, that with the consent of the holders (the “Holders”) of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”), the Issuers, the Guarantors and the Trustee may amend the Indenture and the Notes, subject to certain exceptions specified in Section 9.02 of the Indenture;

WHEREAS, on July 9, 2020, the Issuers distributed a confidential Exchange Offer Memorandum, Consent Solicitation, Rights Offering and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (as amended, modified, or supplemented as of the date hereof, the “Offering Memorandum”) to each Holder (other than certain Holders specified therein) in connection with the offer to exchange certain consideration specified therein for the outstanding Notes held by such Holders and the concurrent solicitation (the “Exchange Consent Solicitation”) of consents by such Holders of the Notes embodied in and evidenced by instruments signed by Holders (or agents thereof duly appointed in writing or by electronic means) by electronic means transmitted through the facilities of The Depository Trust Company (the “Exchange Consents”) to certain proposed amendments to the Indenture as further described in the Offering Memorandum (the “Proposed Amendments”);

WHEREAS, on July 9, 2020, the Issuers distributed an Offer to Purchase and Consent Solicitation Statement (as amended, modified, or supplemented as of the date hereof, the “Offer to Purchase”) to certain Holders specified therein in connection with the offer to purchase the outstanding Notes held by such Holders and the concurrent solicitation (the “Tender Consent Solicitation”) of consents by such Holders of the Notes embodied in and evidenced by instruments signed by Holders (or agents thereof duly appointed in writing or by electronic means) by electronic means transmitted through the facilities of The Depository Trust Company (the “Tender Consents” and, together with the Exchange Consents, the “Consents”) to the Proposed Amendments as set forth in the Offer to Purchase;

WHEREAS, as of the date hereof, there were approximately $364.5 million in aggregate principal amount of Notes outstanding;

WHEREAS, the Holders of approximately $335,666,000 (or 92.1%) (i.e., at least a majority) in aggregate principal amount of the Notes then outstanding have validly delivered and not validly withdrawn Consents to the adoption of all of the Proposed Amendments effected by this Fifth Supplemental Indenture in accordance with the provisions of the Indenture, such amount of Consents having been certified in writing by Epiq Corporate Restructuring, LLC, the exchange agent and depositary agent for the Exchange Consent Solicitation and the Tender Consent Solicitation, as applicable, and, in accordance with Section 9.02 of the Indenture, such Consents have been delivered to and filed with the Trustee;

WHEREAS, having received the Requisite Consents, Issuers desire to amend the Indenture as set forth in the Offering Memorandum and in the Offer to Purchase (the “Amendments”);

WHEREAS, this Fifth Supplemental Indenture has been duly authorized by all necessary partnership or corporate action, as applicable, on the part of each Issuer and, in accordance with Section 9.02 of the Indenture, each of the Issuers has delivered to the Trustee Board Resolutions authorizing the execution and delivery of this Fifth Supplemental Indenture;

WHEREAS, in accordance with Sections 9.02 and 9.06 of the Indenture, the Issuers have delivered to the Trustee a request to execute and deliver, and an Officers’ Certificate and an Opinion of Counsel with respect to, this Fifth Supplemental Indenture on the date hereof; and

WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Amendments, the Issuers, the Guarantors and the Trustee mutually covenant and agree:

Agreement:

Section 1. Definitions. Capitalized terms used in this Fifth Supplemental Indenture and not otherwise defined herein have the meanings given to them in the Indenture.

Section 2. Amendments.

2.1 Amendment of Certain Sections of the Indenture. The Indenture is hereby amended by deleting the following sections (or clauses of sections) of the Indenture and all references thereto in the Indenture in their entirety:

•	Section 4.03 (Reports);

•	Section 4.04 (Compliance Certificate);

•	Section 4.06 (Stay, Extension and Usury Laws);

•	Section 4.07 (Limitation on Restricted Payments);

•	Section 4.08 (Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries);

•	Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock);

•	Section 4.10 (Limitation on Asset Sales);

•	Section 4.11 (Limitation on Transactions with Affiliates);

•	Section 4.12 (Limitation on Liens);

•	Section 4.13 (Additional Subsidiary Guarantees);

•	Section 4.15 (Offer to Repurchase Upon Change of Control);

•	Section 4.17 (Permitted Business Activities);

•	Section 4.18 (Sale and Leaseback Transactions);

•	Section 4.19 (Covenant Termination);

•	Section 5.01, clauses (c) and (d) (Merger, Consolidation, or Sale of Assets);

•	Section 6.01, clauses (d), (e), (f), (g), (h), (i) and (j) (Events of Default); and

•	Section 8.04, clauses (d), (e), (f) and (g) (Conditions to Legal or Covenant Defeasance).

2.2 Amendment of Definitions in the Indenture. Sections 1.01 and 1.02 of the Indenture are hereby amended to delete in their entirety all terms and their respective definitions for which all references in the Indenture as amended by this Fifth Supplemental Indenture have been eliminated as a result of the amendments set forth in Section 2.1.

2.3 Amendment of Article III of the Indenture. The phrase “30 days” in the first sentence of Section 3.03 of the Indenture is hereby amended and restated to be the phrase “three Business Days”.

2.4 Amendments to the Notes. Paragraph 8 of the reverse of (i) the Notes and (ii) the Form of the Notes attached as Exhibits 1 and A to the Indenture is, in each case, amended by deleting “at least 30 days but not more than 60 days” and replacing the deleted language with the following: “at least three Business Days but not more than 60 days”.

Section 3. Miscellaneous.

3.1 Effect of Supplemental Indenture. Upon the execution and delivery of this Fifth Supplemental Indenture by the Issuers, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder holding Notes that have been heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Notwithstanding the foregoing sentence, the provisions of this Fifth Supplemental Indenture shall not become operative until immediately prior to the later of (i) the time at which the Issuers deliver the Exchange Consideration or Total Exchange Consideration, as applicable, at the direction of the Exchange Agent on the Settlement Date (each of such terms as defined in the Exchange Memorandum) and (ii) the time at which the Issuers deliver the Tender Offer Consideration or the Total Consideration, as applicable, at the direction of the Depositary and the Information Agent on the Settlement Date (each of such terms as defined in the Offer to Purchase). The Company shall provide notice to the Trustee promptly after the occurrence of the time at which this Fifth Supplemental Indenture becomes operative in accordance with the previous sentence.

3.2 Notices. All notices and other communications to the Issuers, the Guarantors and the Trustee shall be given as provided in the Indenture.

3.3 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Issuers and the Guarantors and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Fifth Supplemental Indenture or the Indenture or any provision herein or therein contained.

3.4 Governing Law. This Fifth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

3.5 Severability. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

3.6 Ratification of Indenture; Fifth Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.7 The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Fifth Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

3.8 Counterparts. The parties hereto may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

3.9 Headings. The headings of the Articles and the Sections in this Fifth Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Remainder of Page Blank - Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, as of the date and the year first written above.

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE

ISSUERS:

MARTIN MIDSTREAM PARTNERS L.P.
By:	Martin Midstream GP LLC, as general partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	Executive Vice President, Treasurer and
Chief Financial Officer

MARTIN MIDSTREAM FINANCE CORP.

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	Executive Vice President and
Chief Financial Officer

SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE

GUARANTORS

MARTIN OPERATING GP LLC
By: Martin Midstream Partners L.P., its sole member
By: Martin Midstream GP LLC, its general partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	Executive Vice President, Treasurer and
Chief Financial Officer

MARTIN OPERATING PARTNERSHIP L.P.
By: Martin Operating GP LLC, its general partner
By: Martin Midstream Partners L.P., its sole member
By: Martin Midstream GP LLC, its general partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	Executive Vice President, Treasurer and
Chief Financial Officer

MARTIN TRANSPORT, INC.

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	Executive Vice President and
Chief Financial Officer

REDBIRD GAS STORAGE LLC

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	Executive Vice President and
Chief Financial Officer

SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE